Sino Gas International Holdings, Inc.

Contact:
Sino Gas International Holdings, Inc.
Ms. Fang Chen, Chief Financial Officer,
Phone: +86-10-8260-0042
Email: 0428gg@ vip.163.com

CCG Elite Investor Relations
Crocker Coulson, President
Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

Sino Gas International Holdings, Inc. Announces Name Change, New Trading Symbol and 304.44-to-1 Reverse Stock Split

BEIJING, China, November 17th, 2006 – Sino Gas International Holdings, Inc. (OTC Bulletin Board: SGAS.OB) ("Sino Gas", the "Company"), today announced its name change from Dolce Ventures Inc., its new trading symbol SGAS, and a 1-for-304.44 reverse stock-split effective at the market open on November 17, 2006. Sino Gas International Holdings is engaged in the development of natural gas distribution systems in small- and medium-sized cities in China, as well as the distribution of natural gas to residential, commercial and industrial customers in China through its indirectly owned subsidiaries in China.

The Company believes the name change to Sino Gas International Holdings Inc. will better reflect its core natural gas distribution business, and will be effective on November 17, 2006. Current management will remain the same, led by Mr. Yu-Chuan Liu, Chairman, CEO and President.

"Our name change to Sino Gas International Holdings better reflects our core natural gas distribution business and completes our transition to a publicly-traded company in the U.S.," commented Mr. Liu, Chairman, CEO and President of Sino Gas. "Our management team can now turn our full attention to running our business and expanding our operations."

The reverse stock-split will result in the automatic conversion of 304.44 shares of common stock into one share of common stock. Our board of directors, in its sole discretion, may provide special treatment to certain stockholders to preserve round lot holders, or holders owning at least 100 shares. If our board decides to provide special treatment to preserve round lot owners, each shareholder holding at least 15,222 but less than 30,444 shares of our common stock prior to the reverse stock split will receive 100 shares of our common stock after the reverse stock-split. The reverse split will affect all shares of common stock outstanding immediately prior to the effective time of the reverse stock-split, but will not affect shares of our Series A and Series B convertible preferred stock issued in connection with our reverse merger and private financing transactions on September 7, 2006 and October 20, 2006, nor the underlying stock options and warrants outstanding, immediately prior to the effective time of the reverse stock-split. The par value of the common stock and the number of shares of the common stock authorized for issuance will remain unchanged following the reverse stock-split. The Company's common stock will begin trading on a split-adjusted basis with the opening of the NASDAQ Stock Market on November 17, 2006, with the stock symbol "SGAS."

About Sino Gas International Holdings, Inc.

The Company, through its indirectly wholly-owned subsidiary, Beijing Zhong Ran Wei Ye Gas Co., Ltd. ("Beijing Gas"), and the subsidiaries of Beijing Gas, is a leading developer of natural gas distribution systems in small- and medium-sized cities in China, as well as a distributor of natural gas to residential, commercial and industrial customers in China. The company owns and operates 20 natural gas distribution systems serving approximately 23,000 residential and four commercial and industrial customers. Facilities include approximately 200 kilometers ("km") of pipeline and delivery networks with a designed daily capacity of approximately 40,000 cubic meters of natural gas ("m3"). The company is currently constructing four additional natural gas distribution systems and is planning two more natural gas distribution systems. Beijing Gas Company owns and operates natural gas distribution systems primarily in Hebei, Jiangsu, and Shandong Provinces. For further information, visit the Company's website at http://www.bjgas.cn

Safe Harbor Statement

This announcement contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Share Exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; general economic and business conditions; the volatility of the Company's operating results and financial condition; and other risks detailed in the company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

All information in this release is as of November 17, 2006. The Company undertakes no duty to update any forward-looking statements to conform the release to actual results or changes in its circumstances or expectations after the date of this release.

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